DTE Midstream, a non-utility business of DTE Energy, expands growth platform with acquisition of high-quality midstream assets

Assets in Louisiana’s highly-economic Haynesville shale basin will enhance DTE Midstream’s business and provide access to growing Gulf Coast markets

•	Immediate and highly accretive transaction accelerates achievement of DTE Midstream’s five-year investment plan

•	Strong returns, backed by long-term contracts with experienced, well-capitalized producer

•	DTE reaffirms commitment to long-term business mix of 70-75% utility

•	DTE to host investor conference call today at 8:30 a.m. ET

DETROIT, Oct. 18, 2019 – DTE Midstream, a non-utility business of DTE Energy (NYSE: DTE), today announced it entered into an agreement to acquire a gathering system and gathering pipeline in the Haynesville shale formation of Louisiana for a purchase price of $2.25 billion in cash, plus a $400 million milestone payment upon completion of the gathering pipeline in the second half of 2020. Under the terms of the agreement, DTE will acquire 100 percent of the assets from Momentum Midstream and Indigo Natural Resources, the primary gas producer supplying the system. Assets that are part of the acquisition include an existing gathering system and a 150-mile gathering pipeline under construction, which will be in service in the second half of 2020. The primary assets gather natural gas produced in the Haynesville shale basin and access multiple major downstream pipelines, including those serving the Gulf Coast.

“DTE’s non-utility operations continue to grow, perform well and fit nicely into our planned utility and non-utility mix,” said Jerry Norcia, president and CEO of DTE Energy. “This acquisition significantly enhances the strength and diversity of DTE Midstream, adding premium assets in one of the fastest growing and best positioned U.S. shale formations. The successful operation of the Link asset, also purchased from Momentum, demonstrates the operating expertise and value creation DTE Midstream brings to this new system. In addition, the company gains a strong commercial partner in Indigo, one of the nation’s largest private natural gas producers supplying the rapidly growing demand in the Gulf Coast region.

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“This acquisition is highly accretive, has world-class resources, has excellent access to large markets, and is in the early- to mid-cycle development phase. It checks all of our boxes,” Norcia added.

Strategic and Financial Benefits

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Assets in Louisiana’s highly-economic Haynesville shale basin will enhance DTE Midstream’s business and provide access to growing Gulf Coast markets. The assets serve multiple markets, including Louisiana, the nation’s third largest natural gas consumer, and the growing Gulf Coast where demand for natural gas is rapidly increasing in the power, industrial and LNG export sectors. Furthermore, they are strategically located to meet this increasing demand given their proximity and access to multiple major downstream pipelines with bi-directional capability. DTE has a proven track record of creating value in multiple basins starting more than 30 years ago in the Michigan producing basins, then the Texas Barnett Shale and more recently in the Appalachian basin. Haynesville provides the next opportunity for DTE to create significant value with its midstream assets in a very high-quality basin.

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Highly and immediately accretive transaction solidifies earnings growth and accelerates achievement of DTE Midstream’s five-year investment plan. The transaction, at a project level, is immediately $0.15 accretive to operating earnings per share in 2020, growing to $0.45 per share over five years with a strong cash flow profile.

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Strong returns, backed by long-term contracts and strong credit provisions, with an experienced producer. Through this acquisition, DTE Midstream is investing in economically strong and strategically situated assets that are supported by long-term contracts. The acquired assets are fully contracted with a remaining tenor of 13.5 years for the existing gathering system and a 10-year contract for the large diameter gathering pipeline that is currently under construction.  Strong credit provisions are incorporated into the agreement that position Indigo, the system’s primary customer, with a strong balance sheet. Indigo is one of the largest private producers in the U.S., and the largest natural gas producer in Louisiana. It is an independent exploration and production company solely focused on production in the Haynesville basin.

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DTE reaffirms commitment to long-term business mix of 70-75% utility.  DTE Energy’s plan has been to invest $4 billion-$5 billion in the DTE Midstream business from 2019-2023; this acquisition is in line with that plan. Capital investments for the five-year period between 2019 and 2023 will be accelerated, solidifying more than half of DTE Midstream’s five-year investment plan.

Closing Details
The transaction has been approved by DTE Energy’s Board of Directors and is expected to close in the fourth quarter of 2019, subject to customary closing conditions and regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

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Advisors
Barclays is serving as financial advisor to DTE Energy. Shearman & Sterling LLP are serving as legal counsel to DTE Energy, with Dechert LLP assisting with DTE Energy’s Hart Scott Rodino filing.  Jefferies and Credit Suisse are serving as financial advisors to Momentum.  Vinson & Elkins is serving as legal counsel to Momentum, and Kirkland & Ellis as legal counsel to Indigo.

Conference Call and Webcast
DTE will host a conference call today at 8:30 a.m. ET to discuss the acquisition.

Investors, the news media and the public may listen to a live internet broadcast of the call at dteenergy.com/investors. The telephone dial-in number in the U.S. and Canada toll free is: (800) 367-2403 or international toll: (334) 777-6978. The passcode is 5773120. The webcast will be archived on the DTE Energy website at dteenergy.com/investors.

About DTE Midstream
DTE Midstream is the energy industry’s trusted natural gas storage, pipeline and gathering provider across the Midwest, Appalachia, Northeast and Ontario. The company develops and constructs tailored infrastructure solutions for customers in order to achieve reliable, safe and cost-effective transport and storage of natural gas.  DTE Midstream operates highly reliable assets with one of the best safety records in the industry, while always seeking the best value solution for its customers.

About DTE Energy
DTE Energy (NYSE: DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric company serving 2.2 million customers in Southeast Michigan and a natural gas company serving 1.3 million customers in Michigan. The DTE portfolio includes energy businesses focused on power and industrial projects; renewable natural gas; natural gas pipelines, gathering and storage; and energy marketing and trading. As an environmental leader, DTE utility operations will reduce carbon dioxide and methane emissions by more than 80 percent by 2040 to produce cleaner energy while keeping it safe, reliable and affordable. DTE Electric aspires to achieve net zero carbon by 2050. DTE is committed to serving with its energy through volunteerism, education and employment initiatives, philanthropy and economic progress. Information about DTE is available at dteenergy.com, empoweringmichigan.com, twitter.com/dte_energy and facebook.com.

Use of Operating Earnings Information
DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations, and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses operating earnings guidance. It is likely that certain items that impact the company's reported results will be excluded from operating results. Reconciliations to the comparable reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items (i.e. future non-recurring items, certain mark-to-market adjustments and discontinued operations). These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

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Forward Looking Statements
Certain information presented herein includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, and businesses of DTE Energy. Words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration,” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact these forward-looking statements including, but not limited to, the following: the failure to consummate the transaction, the risk that we will not achieve expected synergies, the risk that the operations being acquired in the acquisition will not be successfully integrated or that such integration will take longer than expected, the risk that the operations being acquired will not perform as expected; and the risks discussed in our public filings with the Securities and Exchange Commission. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This document should also be read in conjunction with the Forward-Looking Statements section of the joint DTE Energy and DTE Electric 2018 Form 10-K and 2019 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy.

For further information, members of the media may contact:
Paula Silver, DTE Energy, 313.235.5555
Jill Wilmot, DTE Energy, 313.235.5555

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